Exhibit 3.10

CERTIFICATE OF INCORPORATION

OF

COEUR ROCHESTER, INC.

1. The name of the corporation is:

COEUR ROCHESTER, INC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is:

To engage in gold and silver mining.

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is One Hundred Dollars ($100.00) amounting in the aggregate to One Hundred Thousand Dollars ($100,000.00).

5A. The name and mailing address of each incorporator is as follows:

Name	Mailing Address
K.L. Husfelt	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

S.M. Fraticelli	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

S.J. Eppard	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

5B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

Name	Mailing Address
Dennis E. Wheeler	400 Coeur d’Alene Building 505 Front Avenue Coeur d’Alene, Idaho 83814

Justin L. Rice	400 Coeur d’Alene Building 505 Front Avenue Coeur d’Alene, Idaho 83814

David E.P. Lindh	400 Coeur d’Alene Building 505 Front Avenue Coeur d’Alene, Idaho 83814

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the by-laws of the corporation.

8. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 26th day of September, 1985.

/s/ K.L. Husfelt
K.L. Husfelt

/s/ S.M. Fraticelli
S.M. Fraticelli

/s/ S.J. Eppard
S.J. Eppard

2

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

COEUR ROCHESTER, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of COEUR ROCHESTER, INC. be amended by changing Article 4. thereof so that, as amended said Article shall be and read as follows:

“The total number of shares of stock which the corporation shall have authority to issue is sixty million (60,000,000) and the par value of each of such shares is Ten Cents ($.10), amounting in the aggregate to Six Million Dollars ($6,000,000.00)”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said COEUR ROCHESTER, INC. has caused this Certificate to be signed by Dennis E. Wheeler its President and attested by James A. Sabala its Secretary this 29th day of July, 1987.

COEUR ROCHESTER, INC.

By	/s/ Dennis E. Wheeler

ATTEST:

By	/s/ James A. Sabala

CERTIFICATE OF CORRECTION FILED TO CORRECT A CERTAIN ERROR IN

THE CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF

INCORPORATION OF COEUR ROCHESTER, INC. FILED IN THE OFFICE OF THE

SECRETARY OF STATE OF DELAWARE ON AUGUST 6, 1987.

COEUR ROCHESTER, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

1. The name of the corporation is COEUR ROCHESTER, INC.

2. That a Certificate of Amendment of the Certificate of Incorporation of Coeur Rochester, Inc. was filed by the Secretary of State of Delaware on August 6, 1987 and that said certificate requires correction as permitted by subsection (F) of section 103 of the General Corporation Law of the State of Delaware.

3. The inaccuracy or defect of said certificate to be corrected is as follows: The Certificate of Amendment erroneously increased the number of authorized shares of common stock of Coeur Rochester, Inc. to 60,000,000 shares instead of 6,000,000 shares.

4. Article 4 of the certificate is corrected to read as follows:

The total number of shares of stock which the Corporation shall have authority to issue is six million (6,000,000) and the par value of each of such shares is Ten Cents ($.10), amounting in the aggregate to Six Hundred Thousand Dollars ($600,000).

IN WITNESS WHEREOF, COEUR ROCHESTER, INC. has caused this certificate to be signed by Dennis E. Wheeler, its President, and attested by James A. Sabala, its Secretary, this 6th day of March, 1989.

COEUR ROCHESTER, INC.

By	/s/ Dennis E. Wheeler
Dennis E. Wheeler
President

ATTEST:

By	/s/ James A. Sabala
James A. Sabala
Secretary

CERTIFICATE TO AMEND THE CERTIFICATE OF

INCORPORATION OF COEUR ROCHESTER, INC.

Coeur Rochester, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

Does Hereby Certify:

1. The name of the corporation is Coeur Rochester, Inc.

2. Article 4 of the certificate of incorporation is amended to read as follows:

The total number of shares of stock which the Corporation shall have authority to issue is ten thousand (10,000) and the par value of each of such shares is Ten Cents ($.10), amounting in the aggregate to One Thousand Dollars ($1,000).

3. Action taken by shareholders to adopt the foregoing amendment was in accordance with § 242 of the General Corporation Law, subsection (b) (1).

4. Action taken by shareholders to adopt the foregoing amendment was by written consent in lieu of a meeting in accordance with § 228 of the General Corporation Law, and the holders of all outstanding shares voted unanimously in favor of the amendment.

IN WITNESS WHEREOF, COEUR ROCHESTER, INC. has caused this certificate to be signed by Dennis E. Wheeler, its President, and attested by William F. Boyd, its Secretary, this 19th day of October, 1992.

COEUR ROCHESTER, INC.

By	/s/ Dennis E. Wheeler
Dennis E. Wheeler, President

ATTEST:

By	/s/ William F. Boyd
William F. Boyd, Secretary